Exhibit (j)(2): Consent of Deloitte & Touche LLP, Independent Public
      --------------  Accountants, with respect to The Chesapeake Growth Fund



                                                                    Exhibit 23.J




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 33-53800 of The Chesapeake Growth Fund (a series of Gardner Lewis Investment Trust) of our report dated March 22, 2000, incorporated by reference in the Annual Report for the year ended February 29, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which is a part of such Registration Statement.


/S/Deloitte & Touche LLP
Princeton, New Jersey
June 30, 2000

    Exhibit (j)(3): Consent of Deloitte & Touche LLP, Independent Public -------------- Accountants, with respect to The Chesapeake Core Growth Fund


                                                                    Exhibit 23.J




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 33-53800 of The Chesapeake Core Growth Fund (a series of Gardner Lewis Investment Trust) of our report dated March 22, 2000, incorporated by reference in the Annual Report for the year ended February 29, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/S/Deloitte & Touche LLP
Princeton, New Jersey
June 30, 2000